PRESS RELEASE OF FSB COMMUNITY BANKSHARES, INC.

February 4, 2010

FOR IMMEDIATE RELEASE
Contact: Dana C. Gavenda, Chief Executive Officer
FSB Community Bankshares, Inc.
Tel (585) 223-9080

                         FSB COMMUNITY BANKSHARES, INC.
                     ANNOUNCES QUARTERLY AND ANNUAL RESULTS

Fairport, New York, February 4, 2010: FSB Community Bankshares, Inc. (the "Company") (OTC Bulletin Board: FSBC), the mid-tier stock holding company of Fairport Savings Bank (the "Bank"), reported net income of $24,000 for the quarter ended December 31, 2009 compared to net income of $120,000 for the quarter ended December 31, 2008. Net income per basic share was $0.01 for the quarter ended December 31, 2009 compared to net income per basic share of $0.07 for the quarter ended December 31, 2008. The Company's net interest margin for the quarter ended December 31, 2009 decreased 40 basis points to 2.16% from 2.56% for the quarter ended December 31, 2008.

For the year ended December 31, 2009, the Company reported net income of $68,000 compared to net income of $25,000 for the year ended December 31, 2008. Net income per basic share for the year ended December 31, 2009 was $0.04 compared to net income per basic share of $0.01 for the year ended December 31, 2008. The Company's net interest margin for the year ended December 31, 2009 decreased 4 basis points to 2.26% from 2.30% for the year ended December 31, 2008. The year over year net income improvement of $43,000 was primarily attributable to an increase in net interest income of $237,000, an increase in non-interest income of $224,000, a decrease in income taxes of $67,000, partially offset by a $481,000 increase in non-interest expense and a $4,000 increase in provision for loan losses. A significant portion of the increase in non-interest expense was due to increased FDIC premium expenses of $315,000 in 2009 compared to 2008. This increase in the cost of deposit insurance was imposed by the FDIC on all depository institutions at a significantly higher assessment rate in 2009, along with a special assessment, to help mitigate the effects of recent bank failures on the Deposit Insurance Fund.

At December 31, 2009, the Company had $214.4 million in consolidated assets and $194.1 million in consolidated liabilities. Stockholders' equity at December 31, 2009 was $20.3 million, or 9.49% of assets. Net loans receivable decreased year over year by $19.3 million, primarily as a result of mortgage loan sales in the secondary market. During 2009, the Bank sold $13.9 million in fixed-rate residential loans as a balance sheet management strategy to reduce long term interest rate risk in a potentially rising interest rate environment. The Bank sold these loans at a net gain of $58,000 and expects to realize servicing income on these loans as long as these loans have outstanding balances. As a result of the decrease in net loans receivable and an increase in deposits, the investment portfolio increased by $30.4 million. Total deposits increased $29.0 million to $156.5 million at December 31, 2009 from $127.5 million at December

31, 2008. The strong deposit growth was primarily in core account balances at all four branches, including a successful savings account promotion at our new Webster branch that opened in September 2009, along with competitive products and pricing, excellent customer service and targeted marketing activities. With the substantial deposit growth in 2009 we were able to replace $10.9 million in FHLB advance borrowings with lower cost retail deposits.

The credit quality of the Bank's loan portfolio remains solid. The Bank continues not to be involved in, and has no exposure to, sub-prime or Alt-A lending activities. The Bank ended the year with net loans receivable of $116.4 million, with one foreclosed real estate asset owned for $79,000 and one non-performing loan totaling $23,000. Management continues to actively monitor the performance of the loan portfolio during these difficult economic times.

The Company has reviewed its investment securities portfolio totaling $81.6 million at December 31, 2009, and does not expect to record any other-than-temporary impairment charges in this portfolio. The Company does not hold any mortgage-backed securities collateralized by sub-prime mortgages, Freddie Mac or Fannie Mae preferred stock, trust preferred securities or common stock of other banks.

FSB Community Bankshares, MHC owns 53% of the outstanding common stock of the Company. The Company is a federally chartered corporation. The Bank, the wholly owned subsidiary of the Company, conducts business from its main office in Fairport, New York and the branches located in Penfield, New York and Irondequoit, New York, and Webster, New York. The Bank's principal business consists of originating one- to four- family residential real estate mortgages, loans and home equity lines of credit and to a lesser extent originations of commercial real estate, multi-family, construction and other consumer loans. The Bank attracts retail deposits from the general public in the areas surrounding its main office and branches, offering a wide variety of deposit products. Through its wholly owned subsidiary, Oakleaf Services Corporation, the Bank offers non-deposit investment products, consisting of annuities, insurance products and mutual funds.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.


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


                         FSB COMMUNITY BANKSHARES, INC.

                       Selected Balance Sheet Information
                     December 31, 2009 and December 31, 2008
                  (Dollars in thousands, except per share data)

                                                                                            (Unaudited)
------------------------------------------------------------------------- ----------------------- ---------------------
                                                                               December 31,            December 31,
                                Assets                                            2009                    2008
------------------------------------------------------------------------- ----------------------- ---------------------
Assets                                                                          $214,443                $196,135
------------------------------------------------------------------------- ----------------------- ---------------------
Cash and Cash Equivalents                                                          5,965                   3,173
------------------------------------------------------------------------- ----------------------- ---------------------
Investment Securities                                                             81,581                  51,214
------------------------------------------------------------------------- ----------------------- ---------------------
Net Loans Receivable                                                             116,372                 135,713
------------------------------------------------------------------------- ----------------------- ---------------------
Deposits                                                                         156,510                 127,522
------------------------------------------------------------------------- ----------------------- ---------------------
Short-term and long-term borrowings                                               34,590                  45,481
------------------------------------------------------------------------- ----------------------- ---------------------
Total stockholders' equity                                                        20,350                  20,041
------------------------------------------------------------------------- ----------------------- ---------------------
Book value per share                                                            $  11.79                $  11.64
------------------------------------------------------------------------- ----------------------- ---------------------
Stockholders' equity to total assets                                                9.49%                  10.22%
------------------------------------------------------------------------- ----------------------- ---------------------



                         FSB COMMUNITY BANKSHARES, INC.

            Selected Consolidated Statement of Operations Information
      Three Months and Years Ended December 31, 2009 and December 31, 2008
                  (Dollars in thousands, except per share data)


                                                          (Unaudited)                            (Unaudited)
--------------------------------------------- ------------------------------------- ------------------------------------
                                                   For the Three Months Ended               For the Year Ended
                                                          December 31,                          December 31,
--------------------------------------------- ------------------ ------------------ ------------------- ----------------
                                                    2009               2008                2009              2008
--------------------------------------------- ------------------ ------------------ ------------------- ----------------
Interest and Dividend Income                  $       2,355      $       2,604      $        9,565      $     10,159
--------------------------------------------- ------------------ ------------------ ------------------- ----------------
Interest Expense                                      1,210              1,383               5,031             5,862
--------------------------------------------- ------------------ ------------------ ------------------- ----------------
Net Interest Income                                   1,145              1,221               4,534             4,297
--------------------------------------------- ------------------ ------------------ ------------------- ----------------
Provision for Loan Losses                                 7                 10                  28                24
--------------------------------------------- ------------------ ------------------ ------------------- ----------------
Net Interest Income after
  Provision for Loan Losses                           1,138              1,211              4 ,506             4,273
--------------------------------------------- ------------------ ------------------ ------------------- ----------------
Other Income                                            161                139                 677               453
--------------------------------------------- ------------------ ------------------ ------------------- ----------------
Other Expense                                         1,316              1,166               5,138             4,657
--------------------------------------------- ------------------ ------------------ ------------------- ----------------
Income (Loss) Before Income Taxes                       (17)               184                  45                69
--------------------------------------------- ------------------ ------------------ ------------------- ----------------
Provision (benefit) for Income Taxes                    (41)                64                 (23)               44
--------------------------------------------- ------------------ ------------------ ------------------- ----------------
Net Income                                               24                120                  68                25
--------------------------------------------- ------------------ ------------------ ------------------- ----------------
Basic earnings per common share               $        0.01      $        0.07      $         0.04      $       0.01
--------------------------------------------- ------------------ ------------------ ------------------- ----------------
Basic average common shares outstanding (In
  thousands)                                          1,726              1,722               1,724             1,722
--------------------------------------------- ------------------ ------------------ ------------------- ----------------



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